Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE

ELIGIBILITY OF A TRUSTEE PURSUANT TO

SECTION 305(b)(2)  ☐

THE BANK OF NEW YORK MELLON

(Exact name of trustee as specified in its charter)

New York	13-5160382
(Jurisdiction of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

One Wall Street, New York, N.Y.	10286
(Address of principal executive offices)	(Zip code)

Huntington Ingalls Industries, Inc.

(Exact name of obligor as specified in its charter)

Delaware	90-0607005
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Huntington Ingalls Incorporated

(Exact name of obligor as specified in its charter)

Virginia	54-0318880
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Newport News Energy Company

(Exact name of obligor as specified in its charter)

Virginia	26-3545840
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Newport News Reactor Services, Inc.

(Exact name of obligor as specified in its charter)

Virginia	54-0920810
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Newport News Industrial Corporation

(Exact name of obligor as specified in its charter)

Virginia	54-0793624
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Newport News Nuclear Inc.

(Exact name of obligor as specified in its charter)

Virginia	11-3813378
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Newport News Shipbuilding and Dry Dock Company

(Exact name of obligor as specified in its charter)

Delaware	80-0346471
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Ingalls Shipbuilding, Inc.

(Exact name of obligor as specified in its charter)

Delaware	80-0084394
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Huntington Ingalls Industries International Shipbuilding, Inc.

(Exact name of obligor as specified in its charter)

Nevada	95-4076900
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Continental Maritime of San Diego, Inc.

(Exact name of obligor as specified in its charter)

California	95-3647413
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Fleet Services Holding Corp.

(Exact name of obligor as specified in its charter)

Delaware	54-1946720
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

AMSEC LLC

(Exact name of obligor as specified in its charter)

Delaware	54-1939565
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

4101 Washington Avenue Newport News, Virginia	23607
(Address of principal executive offices)	(Zip code)

6.875% Senior Notes due 2018

7.125% Senior Notes due 2021

Guarantees of 6.875% Senior Notes due 2018

Guarantees of 7.125% Senior Notes due 2021

(Title of the indenture securities)

1.	General information. Furnish the following information as to the Trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Superintendent of Banks of the State of New York	One State Street, New York, N.Y. 10004-1417, and Albany, N.Y. 12223

Federal Reserve Bank of New York	33 Liberty Street, New York, N.Y. 10045

Federal Deposit Insurance Corporation	Washington, D.C. 20429

New York Clearing House Association	New York, N.Y. 10005

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the Organization Certificate of The Bank of New York Mellon (formerly known as The Bank of New York, itself formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672, Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637, Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121195 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152735).

4.	A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-154173).

6.	The consent of the Trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152735).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the Trustee, The Bank of New York Mellon, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 1st day of December, 2011.

THE BANK OF NEW YORK MELLON

By:	/s/ Timothy W. Casey
Name:	Timothy W. Casey
Title:	Vice President

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON

of One Wall Street, New York, N.Y. 10286

And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business September 30, 2011, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

Dollar Amounts In Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	6,134,000
Interest-bearing balances	111,418,000
Securities:
Held-to-maturity securities	4,012,000
Available-for-sale securities	68,423,000
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	5,000
Securities purchased under agreements to resell	717,000
Loans and lease financing receivables:
Loans and leases held for sale	15,000
Loans and leases, net of unearned income	28,969,000
LESS: Allowance for loan and lease losses	373,000
Loans and leases, net of unearned income and allowance	28,596,000
Trading assets	7,535,000
Premises and fixed assets (including capitalized leases)	1,208,000
Other real estate owned	10,000
Investments in unconsolidated subsidiaries and associated companies	977,000
Direct and indirect investments in real estate ventures	0
Intangible assets:
Goodwill	6,368,000
Other intangible assets	1,655,000
Other assets	14,456,000

Total assets	251,529,000

LIABILITIES
Deposits:
In domestic offices	115,751,000
Noninterest-bearing	77,937,000
Interest-bearing	37,814,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs	90,304,000
Noninterest-bearing	2,817,000
Interest-bearing	87,487,000
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	2,157,000
Securities sold under agreements to repurchase	1,012,000
Trading liabilities	7,170,000
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)	3,663,000
Not applicable
Not applicable
Subordinated notes and debentures	3,505,000
Other liabilities	9,746,000

Total liabilities	233,308,000

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,135,000
Surplus (exclude all surplus related to preferred stock)	9,493,000
Retained earnings	7,963,000
Accumulated other comprehensive income	-720,000
Other equity capital components	0
Total bank equity capital	17,871,000
Noncontrolling (minority) interests in consolidated subsidiaries	350,000
Total equity capital	18,221,000

Total liabilities and equity capital	251,529,000

I, Thomas P. Gibbons, Chief Financial Officer of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Thomas P. Gibbons,

Chief Financial Officer

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Gerald L. Hassell Catherine A. Rein John P. Surma	Directors